Exhibit h(viii) under Form N-1A
                                         Exhibit 10 under Item 601/Reg. S-K

                                                 Dated as of April 30, 2004

                                 EXHIBIT A
                                    to
                     ADMINISTRATIVE SERVICES AGREEMENT

   This Agreement shall apply to Classes of the Funds identified below:

                                         Investment A    Trust
Fund                                       Shares        Shares

Money Market Fund                           X               X
U.S. Treasury Money Market Fund             X               X
Ohio Municipal Money Market Fund            X               X
Florida Tax-Free Money Fund                 X               X
Growth Fund                                 X               X
Income Equity Fund                          X               X
Mortgage Securities Fund                    X               X
Ohio Tax-Free Fund                          X               X
Michigan Tax-Free Fund                      X               X
Fixed Income Securities Fund                X               X
Intermediate Government Income Fund         X               X
Short/Intermediate Fixed Income Securities Fund             X     X
Dividend Capture Fund                       X               X
International Equity Fund                   X               X
Mid Corp America Fund                       X               X
New Economy Fund                            X               X
Rotating Markets Fund                       X               X
Situs Small Cap Fund                        X               X
Macro 100 Fund                              X               X



THE HUNTINGTON NATIONAL BANK        THE HUNTINGTON FUNDS

By:  /s/ B. R. Bateman              By:  /s/ George M. Polatas
Name:  B. R. Bateman                Name:  George M. Polatas
Title:  President                   Title:  Vice President